UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Due to the current market capitalization of YRC Worldwide Inc. (the “Company”), and in light of current economic conditions, management of the Company believes that, as of September 30, 2008, the possibility of impairment exists in connection with goodwill and trade names for the National Transportation segment, trade names for the Regional Transportation segment and goodwill for the YRC Logistics segment. As a result of these indicators, the Company is now testing these assets. Once the impairment tests are complete, the Company will be able to conclude whether any impairment exists and to what extent, if any, an impairment charge should be included in the Company’s third quarter 2008 financial results. Such impairment charge, if any, would be non-cash in nature and excluded from the leverage ratio calculation under the Company’s credit facility and asset-backed securitization facility.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believes” and similar expressions are intended to identify forward-looking statements. The Company’s expectations regarding whether assets are impaired are only its expectations regarding whether impairment exists. The Company, along with its third-party appraisal firm, is finalizing the valuations of the Company’s assets. The results of the appraisals will determine whether impairment exists and the magnitude of any charges resulting from impairment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: October 8, 2008	By:	/s/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President,
General Counsel and Secretary

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